Exhibit 99.3

MAY 3, 2022

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION

FIRST QUARTER 2022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts of rising interest rates); the Company's use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; and the impact of legislative, regulatory, tax and competitive changes, and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale internally-managed commercial real estate credit REIT with a growing balance sheet

BRIGHTSPIRE CAPITAL

Transparent organizational model led by veteran management team with proven track record

Simple strategy focused on building current and predictable earnings and sustainable dividends. **8.9%** dividend yield and **1.2x** coverage[(2)]

Diversified balance sheet with **$5.2B** of total at-share assets and **$1.6B** of book equity value[(1)]

Ample liquidity to drive pipeline and earnings. **$431M** of total liquidity, **$266M** of unrestricted cash[(3)]

Growing portfolio of primarily senior loans and net lease assets. **$3.8B** loan portfolio, up from $2.8B year-over-year (**36%** growth), positioned to benefit from rising rates

Embedded financing capacity. **2.1x** debt-to-equity ratio, **$165M** undrawn corporate revolver and **$714M** repurchase facility availability[(3)]

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. Based on annualized Q1'22 quarterly dividend of $0.19/share and BRSP closing share price of $8.50 as of April 29, 2022
3. As of April 29, 2022

KEY METRICS SNAPSHOT

Diversified and growing $5.2 billion portfolio primarily comprised of senior loans and net lease assets

Quick Facts

Total At-Share Assets ($B) (Undepreciated)	**$5.2**
Current Liquidity ($M)[1]	**$431**
Q1'22 Adjusted Distributable Earnings ($M)* Per Share	**$28.8** $0.22
Q1'22 Dividend Per Share	**$0.19**
Book Value (GAAP) ($B) Per Share	**$1.5** $11.26
Book Value (Undepreciated) ($B) Per Share	**$1.6** $12.36

Investment Portfolio[2]



3%
15%
1%
10%
71%
Senior mortgage loans
Mezzanine loans
Preferred equity
Loan Portfolio 82%
Net lease & other real estate
CRE debt securities

New Originations

	Q1'22	YTD22[3]
Number of Loans	17	27
Total Committed Capital	$589M	$920M
Average Loan Size	$35	$34
W.A. Coupon Spread[4]	S+354	S+363
% Floating Rate (Senior Loans)	100%	100%

Capital Structure

Total Capitalization ($B)	**$5.0**
Total Outstanding Debt ($B)	**$3.4**
Debt-to-Equity Ratio	**2.1x**
Debt-to-Asset Ratio	**65%**
Blended All-in Cost of Financing	**2.65%**



13%
1%
33%
24%
29%
Stockholders' equity (undepreciated)
Securitization bonds payable (non-recourse)
Master repurchase facilities (limited recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income
Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. As of April 29, 2022
2. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash and other net assets and CECL reserves
3. As of April 29, 2022; based on total committed capital and includes both closed and in-execution deals
4. W.A. coupon spread excludes one mezzanine loan, which closed during the first quarter 2022

ACCOMPLISHMENTS & PRIORITIES

BRSP had a strong start to 2022 and is well-positioned to continue executing on its business plan

Recent Accomplishments

- **Increased Earnings**
  Q1'22 Adj. Distributable Earnings of $0.22/share (57% growth since Q1'21)
- **Five Consecutive Quarterly Dividend Increases**
  Q1'22 quarterly dividend of $0.19/share (90% growth since Q1'21)
- **$2.0 Billion of New Loan Originations Across 66 Loans[1]**
- **Executed $800M CLO Offering and $165M New Corporate Revolving Credit Facility**
- **Fully Realized Internalization Cost Savings**
- **Internalized on April 30th and Rebranded to BrightSpire Capital, Inc. on June 24th**

2022 Priorities

- **Deploy Cash on the Balance Sheet while Managing Repayments**
- **Grow Earnings and Dividend**
- **Evaluate Capital Raising and Other Growth Opportunities**
- **Reduce the Trading Gap between Stock Price and Book Value**

Amounts presented are as of April 29, 2022 unless otherwise stated; at BRSP share
1. Represents total committed capital for the last twelve months as of March 31, 2022

GROWING & DIVERSIFIED LOAN PORTFOLIO

BRSP has grown the portfolio while lowering exposure to large balance loans

Growth – Shift to Senior Loans[1]



Senior Loans
Subordinate Debt
Loan Portfolio
$2.8B
$0.3B
$2.5B
(88% senior loans)
Loan Portfolio
$3.8B
$0.2B
$3.6B
(96% senior loans)
Q1'21
Q1'22

- **$3.8B** loan portfolio, up from $2.8B year-over-year (**36%** growth)
- **96%** senior loan composition

Loan Size – Diversified Risk Concentration[1]



$75M+
23%
<$25M
25%
$51-$75M
14%
$25-$50M
38%

- Average loan size **$34M**
- Total loan count **110**

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. Based on GAAP gross carrying value; excludes cash and other net assets and CECL reserves

IMPROVED LOAN PORTFOLIO RISK PROFILE

BRSP has improved the risk profile of the portfolio

Diversification – Increasing Multifamily[1]


Q1'21
Q1'22
41%
54%
31%
30%
28%
16%
MULTIFAMILY
OFFICE
ALL OTHER(2)

- **54%** multifamily exposure, up from 41% year-over-year
- **16%** exposure to hotel or other property types, down from 28% year-over-year

Transition – Improving Quality[1]


Q1'21
Q1'22
11%
0%
13%
4%
7%
2%
NON-PERFORMING
DEVELOPMENT
PIK

- W.A. risk ranking currently stands at **3.1**
- Significantly reduced exposure to non-performing, development and PIK loans year-over-year

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. Based on GAAP gross carrying value; excludes cash and other net assets and CECL reserves
2. Includes hotel, industrial and other / mixed-use

LENDING MARKET UPDATE

CRE Debt Market

- Economic recovery continues, with headwinds forming from inflation and geopolitics
- Transaction volumes remain healthy particularly in growth markets
- Interest rates rising, favoring floating-rate lenders
- Sales and valuations beginning to adjust for increased financing costs
- Multifamily, industrial remain preferred asset class; select office, hotel and other niche asset classes such as self storage

BRSP Investment Themes

- ✓ Lending into the path of growth
- ✓ Middle market focus
- ✓ $25 to $50 million average loan size
- ✓ 2 to 3-year initial term
- ✓ In-place cash flows and prudent advance rates
- ✓ Primarily multifamily and office within the U.S.
- ✓ Select subordinate loans; no land or predevelopment loans

MIDDLE MARKET FOCUS

Lending in the largest and fastest growing markets in the nation to trusted partners

Originating in Growth Markets with Repeat Sponsors[1]

74% MSAs with above average population growth[3]

85% Top 25 MSAs

63% Originations with repeat sponsors

Focusing on Middle Market[2]

$21T
Total CRE Market



79%
Transaction size < $50M

87%
Transaction size < $100M

$34M
BRSP average loan size

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2022, unless otherwise stated
1. Based on new originations volume over the last twelve months as of March 31, 2022
2. Source – Real Capital Analytics; based on financial information for the last twelve months as of March 31, 2022
3. Based on MSAs with population growth above approximately 9% growth between 2010 and 2020 per census data

ROBUST INVESTMENT PLATFORM

Rigorous underwriting and screen process for each investment

Comprehensive Investment Capabilities

- **55+ dedicated professionals throughout the U.S.**
- **Deep relationships with borrowers and intermediaries**
- **Real-time real estate market intelligence**
- **Expertise in identifying, evaluating and structuring investments**
- **Ability to source investments across the capital stack**

Screening & Evaluation Process (YTD 2022)



Total Investments Evaluated
# of Investments / Face Value ($B)
900 / ~$50B
Total Investments Underwritten
220 / ~$9B
Total Closed & In-Execution
27 / ~$0.9B
% of Investments Evaluated
100%
18%
2%

Collateral Diversification
(Total Investments Evaluated)



58%
17%
10%
8%
7%
Multifamily
Office
Mixed-use
Industrial
Hotel

SIGNIFICANT ORIGINATIONS ACTIVITY

Building quality earnings through the deployment of cash into first mortgages with a focus on multifamily and office in growth markets

Powerful Originations Platform Producing Results

- **$3.0B** of new originations closed or under contract since Q3'20 across **96** loans[1]
- **$920M** of new originations closed or under contract in 2022 across **27** loans, **100%** floating rate (senior loans)[1]
- Emphasis on diversification and reducing average loan balances which currently stands at **$34M**

Team with Proven CRE, Lending and Credit Expertise throughout Real Estate Cycles

- **55+** dedicated professionals throughout the U.S.

Collateral Diversification[2]


58%
28%
8%
6%
Multifamily
Office
Mixed-use
Industrial

Region Diversification[2]


39%
32%
22%
7%
West
Southwest
Northeast
Southeast

New Originations with Predictable and Quality Earnings

	Q1'22	YTD22[3]
Number of Loans	17	27
Total Committed Capital	$589M	$920M
Average Loan Size (Committed Capital)	$35M	$34M
W.A. Coupon Spread[4]	S+354	S+363
% Floating Rate (Senior Loans)	100%	100%
% Acquisition Financing	86%	82%

BRIGHTSPIRE CAPITAL

Amounts presented are as of April 29, 2022, unless otherwise stated; at BRSP share
1. Reflects total committed capital
2. Based on YTD22 total committed capital
3. Amounts presented include both closed and in-execution deals as of April 29, 2022
4. W.A. coupon spread excludes one mezzanine loan, which closed during the first quarter 2022

PRUDENT CAPITAL STRUCTURE

Capital structure provides flexibility and support to drive growth and return on equity

Capital Structure[1]

2.1x
Debt-to-equity ratio

65%
Debt-to-asset ratio

2.65%
Blended all-in cost of financing



13%
1%
33%
24%
29%
Total Capitalization
$5.0B

- Stockholders' equity (undepreciated)
- Securitization bonds payable (non-recourse)
- Master repurchase facilities (limited recourse)
- Mortgage debt (non-recourse)
- Other debt (non-recourse)

Access to Diverse and Efficient Financing Sources

- Robust liquidity: $431M of total liquidity, $266M of cash[2]
- Moderate leverage ratios with embedded financing capacity and access to additional financing sources
  - ✓ Fully undrawn $165M corporate revolver[2]
  - ✓ Master repurchase facilities / term facilities ($714M of availability)[2]
  - ✓ Mortgage debt
  - ✓ Public capital markets
  - ✓ Capital market securitizations

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of April 29, 2022

REDUCING THE TRADING GAP

Q1'22 book value of approximately $1.6 billion and BRSP is trading at over a $3 per share discount

Trading Discount to Book Value Per Share



Q1'22 Book Value
$12.36
$3.86/share or ~$510M between current share price and book value
Investment Portfolio (Investment-Level Only)
$10.37
$8.50
Cash & Other Net Assets
$1.99
4/29/22 Share Price(1)
Book Value(2)

Reducing the Discount

- **Deploy Cash on Balance Sheet**
- **Actively Manage Liability Structure**
- **Grow Earnings and Dividend**

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share
1. Represents BRSP closing share price as of April 29, 2022
2. Represents undepreciated book value as of March 31, 2022

Q1 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q1'22	Q4'21	% Change
GAAP Net Income Per Share	**$27.7** $0.21	**$81.0** $0.63	**(67%)**
Distributable Earnings Per Share	**$28.8** $0.22	**$22.9** $0.17	**29%**
Adjusted Distributable Earnings Per Share	**$28.8** $0.22	**$36.1** $0.27	**(19%)**
Total At-Share Assets (Undepreciated) ($B)	**$5.2**	**$5.0**	**4%**
Book Value (GAAP) ($B) Per Share	**$1.5** $11.26	**$1.5** $11.22	**<1%**
Book Value (Undepreciated) ($B) *Per Share*	**$1.6** $12.36	**$1.6** $12.37	**<(1%)**
Quarterly Dividend Per Share	**$0.19**	**$0.18**	**6%**
CECL Reserve Per Share / Basis Point ("BPS")[2]	**$34.9** $0.26 / 85 bps	**$35.8** $0.27 / 96 bps	**(4%)**

Investment Type %[1]



3%
15%
Total Investment-level Net Carrying Value
$1.3B
82%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share

1. Based on GAAP net carrying value; includes the impact of accumulated depreciation and amortization related to real estate investments; excludes cash and other net assets and CECL reserves
2. Reflects CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio

Q1 PORTFOLIO DETAIL

BRSP's loan portfolio increased 36% year-over-year from $2.8 billion at Q1'21 to $3.8 billion at Q1'22 driven by new senior loan originations

Loan Portfolio	
Total Number of Investments	110
Carrying Value	$3.8B
Average Investment Size	$34M
W.A. Extended Term	3.6 yrs.
W.A. Unlevered Yield	5.0%
W.A. Risk Ranking	3.1
W.A. Loan-to-Value (Senior Loans Only)	69%

Real Estate Portfolio	NNN	Other RE
Total Number of Investments	8	2
Carrying Value	$661M	$164M
Rentable Square Feet	5.1M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 10.9 yrs.	85% / 3.4 yrs.

CRE Debt Securities	
Total Number of Investments	5
Carrying Value	$41M

Amounts presented are as of March 31, 2022, unless otherwise stated; at BRSP share

INVESTMENT OPPORTUNITY

Internalized structure and prudent balance sheet positions the Company on a path towards substantial earnings growth and shareholder value creation

POSITIONED FOR GROWTH

- Internalized, transparent organizational model with dedicated employee base of 55+ professionals
- Liquidity position of $431M
- Experienced team to capitalize on growth opportunities
- Efficient operating structure and overhead

A SIMPLE GAME PLAN

- Continue deploying cash on balance sheet
- Focus on first mortgages with in-place cash flows
- **Build earnings**

STABLE & RECURRING EARNINGS

- Build current and predictable earnings
- **Grow dividend**
- **Close valuation discount between current share price and underlying book value**

Amounts presented as of April 29, 2022

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

INVESTOR RELATIONS

ADDO Investor Relations
Lasse Glassen
310-829-5400
lglassen@addoir.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Eric Hagen
212-738-6014

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Derek Hewett
646-855-2087

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

BRIGHTSPIRE CAPITAL

APPENDIX



IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.

We define Distributable Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include provision for loan losses when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized provision for loan losses and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans and preferred equity investments. In addition to reviewing loans and preferred equity for impairments on a quarterly basis, the Company evaluates loans and preferred equity to determine if a current expected credit losses reserve should be established. In conjunction with this review, the Company assesses the risk factors of each loan and preferred equity investment and assigns a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, the Company's loans and preferred equity investments are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans and preferred equity investments are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

		March 31, 2022 (Unaudited)		December 31, 2021
Assets				
Cash and cash equivalents	$	246,070	$	259,722
Restricted cash		84,492		86,841
Loans held for investment		3,759,873		3,485,607
Current expected credit loss reserve		(34,004)		(36,598)
Loans held for investment, net		3,725,869		3,449,009
Real estate, net		781,629		783,211
Investments in unconsolidated ventures ($4,406 and $4,406 at fair value, respectively)		20,615		20,591
Receivables, net		60,131		54,499
Deferred leasing costs and intangible assets, net		62,697		64,981
Assets held for sale		-		44,345
Other assets		64,531		61,860
Mortgage loans held in securitization trusts, at fair value		754,579		813,310
Total assets	$	5,800,613	$	5,638,369
Liabilities				
Securitization bonds payable, net	$	1,461,340	$	1,500,899
Mortgage and other notes payable, net		719,801		760,583
Credit facilities		1,199,789		905,122
Accrued and other liabilities		103,931		99,814
Intangible liabilities, net		5,878		6,224
Escrow deposits payable		70,004		73,344
Dividends payable		25,525		23,912
Mortgage obligations issued by securitization trusts, at fair value		718,425		777,156
Total liabilities		4,304,693		4,147,054
Commitments and contingencies				
Equity				
Stockholders' equity				
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively		-		-
Common stock, $0.01 par value per share				
Class A, 950,000,000 shares authorized, 129,633,136 and 129,769,365 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively		1,296		1,298
Additional paid-in capital		2,856,635		2,855,766
Accumulated deficit		(1,407,495)		(1,410,562)
Accumulated other comprehensive income		9,446		8,786
Total stockholders' equity		1,459,882		1,455,288
Noncontrolling interests in investment entities		1,384		1,472
Noncontrolling interests in the Operating Partnership		34,654		34,555
Total equity		1,495,920		1,491,315
Total liabilities and equity	$	5,800,613	$	5,638,369

BRIGHTSPIRE CAPITAL

$ in thousands, except share data; as of March 31, 2022, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net interest income		
Interest income	$ 44,570	$ 34,374
Interest expense	(16,072)	(12,495)
Interest income on mortgage loans held in securitization trusts	9,375	19,689
Interest expense on mortgage obligations issued by securitization trusts	(8,488)	(17,336)
Net interest income	29,385	24,232
Property and other income		
Property operating income	24,168	25,722
Other income	276	45
Total property and other income	24,444	25,767
Expenses		
Management fee expense	-	7,258
Property operating expense	6,724	8,111
Transaction, investment and servicing expense	1,124	2,288
Interest expense on real estate	7,556	8,633
Depreciation and amortization	8,594	9,539
Increase (decrease) of current expected credit loss reserve	(866)	3,225
Compensation and benefits (including $1,880 and $4,262 of equity-based compensation expense, respectively)	8,225	6,786
Operating expense	4,349	5,809
Restructuring charges	-	109,171
Total expenses	35,706	160,820
Other income		
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	-	8,638
Other gain, net	10,288	8,367
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	28,411	(93,816)
Equity in earnings (loss) of unconsolidated ventures	25	(2,478)
Income tax benefit (expense)	(36)	1,801
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	28,400	(94,493)
Net (income) loss attributable to noncontrolling interests:		
Investment entities	(22)	226
Operating Partnership	(654)	1,953
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ 27,724	$ (92,314)
Net income (loss) per common share – basic and diluted	$ 0.21	$ (0.71)
Weighted average shares of common stock outstanding – basic	128,758	129,781
Weighted average shares of common stock outstanding – diluted	129,745	129,781

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2022, unless otherwise stated; unaudited

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of March 31, 2022		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans held for investment, net	$ 3,725,869	$ -	$ 3,725,869
Real estate, net	781,629	13,097	768,532
Investments in unconsolidated ventures	20,615	-	20,615
Deferred leasing costs and intangible assets, net	62,697	1,055	61,642
Mortgage loans held in securitization trusts, at fair value[3]	754,579	718,425	36,154
Cash, restricted cash, receivables and other assets	455,224	1,767	453,457
Total assets	$ 5,800,613	$ 734,344	$ 5,066,269
Liabilities			
Securitization bonds payable, net	$ 1,461,340	$ -	$ 1,461,340
Mortgage and other notes payable, net	719,801	12,253	707,548
Credit facilities	1,199,789	-	1,199,789
Intangible liabilities, net	5,878	646	5,232
Mortgage obligations issued by securitization trusts, at fair value[3]	718,425	718,425	-
Other liabilities, escrow deposits payable and dividends payable	199,460	1,636	197,824
Total liabilities	$ 4,304,693	$ 732,960	$ 3,571,733
Total equity (including noncontrolling interests in the Operating Partnership)	$ 1,495,920	$ 1,384	$ 1,494,536
Total liabilities and equity	$ 5,800,613	$ 734,344	$ 5,066,269
Total common shares and OP units outstanding	132,709	132,709	132,709
GAAP net book value per share	$ 11.27	$ 0.01	$ 11.26
Accumulated depreciation and amortization[4]	$ 149,008	$ 3,239	$ 145,769
Accumulated depreciation and amortization per share[4]	$ 1.12	$ 0.02	$ 1.10
Undepreciated book value	$ 1,644,928	$ 4,623	$ 1,640,305
Undepreciated book value per share	$ 12.40	$ 0.04	$ 12.36

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2022, unless otherwise stated; unaudited
1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes
4. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

Reconciliation of GAAP net book value to undepreciated book value

		As of March 31, 2022
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,494,536
Accumulated depreciation and amortization[1]		145,769
Undepreciated book value	$	1,640,305
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	11.26
Accumulated depreciation and amortization per share[1]		1.10
Undepreciated book value per share	$	12.36
Total common shares and OP units outstanding		132,709

In thousands, except per share data; as of March 31, 2022, unless otherwise stated; unaudited
1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net income to Distributable Earnings and Adjusted Distributable Earnings

	Three Months Ended March 31, 2022
Net income attributable to BrightSpire Capital, Inc. common stockholders	$ 27,724
Adjustments:	
Net income attributable to noncontrolling interest of the Operating Partnership	654
Non-cash equity compensation expense	1,880
Depreciation and amortization	8,603
Net unrealized loss (gain):	
Other unrealized loss on investments	1,448
CECL reserves	(866)
Gains on sale of real estate, preferred equity and investments in unconsolidated joint ventures	(10,503)
Adjustments related to noncontrolling interests	(165)
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 28,775
Distributable Earnings per share[1]	$ 0.22
Weighted average number of common shares and OP units[1]	132,821
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$ 28,775
Adjusted Distributable Earnings per share[1]	$ 0.22
Weighted average number of common shares and OP units[1]	132,821

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of March 31, 2022, unless otherwise stated; unaudited

1. The Company calculates Distributable Earnings and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended March 31, 2022, the weighted average number of common shares and OP units was approximately 132.8 million; includes 3.1 million of OP units

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BRIGHTSPIRE CAPITAL